INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Amendment No. 4 to Registration Statement No. 333-60209 of B/E Aerospace, Inc. on Form S-3 of our reports dated April 15 1998, appearing in the Annual Report on Form 10-K of B/E Aerospace, Inc. for the year ended February 28, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
December 18,1998